UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2010

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Jesse E. Collins, Jr. and departure of Lars Moller.

Broadwind Energy, Inc. (the “Company”) announced on September 10, 2010 that Jesse E. Collins, Jr. has been appointed as Executive Vice President and Chief Operating Officer of the Company, effective September 9, 2010.  Mr. Collins joined the Company in August 2008 and has served as Group President for the Company’s Tower Tech and Badger Transport subsidiaries since June 23, 2009.  In connection with his appointment as Executive Vice President and Chief Operating Officer, Mr. Collins’ annual base salary was increased to $300,000 and he was granted, pursuant to the Company’s 2007 Equity Incentive Plan, a one-time award of an aggregate of 40,000 restricted stock units that will vest in equal installments on each of the next four anniversary dates of the grant.

On September 6, 2010, Lars Moller notified the Company that he was resigning from his position as President, Technology and International, effective September 16, 2010.

On September 10, 2010, the Company issued a press release regarding the appointment of Mr. Collins as Executive Vice President and Chief Operating Officer and the resignation of Mr. Moller.  The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

September 10, 2010	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated September 10, 2010